SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            Schedule 14A Information
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate box:                       |_| Confidential-For Use of the
|_|      Preliminary proxy statement                 Commission Only (as
|X|      Definitive proxy statement              permitted by Rule 14a-6(e) (2))
|_|      Definitive additional materials
|_|      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Hudson Technologies, Inc.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      |X|   No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2)   Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

            (4)   Proposed maximum aggregate value of transaction:

            (5)   Total Fee Paid:

      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)   Amount previously paid:

            (2)   Form, Schedule or Registration Statement No.:

            (3)   Filing party:

            (4)   Date filed:

                            HUDSON TECHNOLOGIES, INC.
                            275 North Middletown Road
                           Pearl River, New York 10965

November 26, 2003

Dear Fellow Shareholders:

            You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Friday, December 19, 2003 at 10:00 A.M., local time at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965.

            The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

            Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, at 17 Battery Place, New York, New York 10004, in writing, of the correct address.

            Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                   Cordially,

                                   Kevin J. Zugibe, P.E.
                                   Chairman of the Board, President
                                   and Chief Executive Officer

                            HUDSON TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 19, 2003

To the Shareholders of HUDSON TECHNOLOGIES, INC.:

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") will be held on Friday, December 19, 2003 at 10:00 A.M., local time , at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965 for the following purposes:

      1. To elect a class of three directors who shall serve until the Annual Meeting of Shareholders to be held in 2005 or until their successors have been elected and qualified; and

      2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Only shareholders of record at the close of business on November 21, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                     By Order of the Board of Directors

                                     Stephen P. Mandracchia
                                     Secretary

November 26, 2003

--------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                            HUDSON TECHNOLOGIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 19, 2003

            This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hudson Technologies, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, December 19, 2003, and including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

            Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about November 26, 2003.

            Proxies in the accompanying form, duly executed, returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

            The address and telephone number of the principal executive offices of the Company are:

275 North Middletown Road
Pearl River, New York 10965
Telephone No.: (914) 735-6000

                       OUTSTANDING STOCK AND VOTING RIGHTS

            Only shareholders of record at the close of business on November 21, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 5,239,920 shares of the Company's common stock, par value $.01 per share ("Common Stock") and 125,085 shares of the Company's Series A Preferred Stock, par value $.01 per share ("Preferred Stock"), the only classes of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting. The holders of the shares of Preferred Stock vote together with holders of Common Stock as one class except that only holders of the Preferred Stock are entitled to vote on the election of the two directors appointed by them pursuant to the terms of the Company's Certificate of Designation relating to the Preferred Stock (the "Series A Directors"). Messrs. Robert L. Burr and Robert M. Zech are the two Series A Directors who have previously been elected by the holders of the Preferred Stock. Mr. Robert Zech's affiliation with the holders of the Preferred Stock ended in October 2001. Mr. Zech's term as a director expired in 2002 and, although he was then no longer affiliated with the holders of the Preferred Stock, Mr. Zech was elected by the shareholders to a two year term on the Company's board of directors at the Company's December 2002 annual meeting. In July, 2003,

Mr. Zech again became affiliated with the holders of the Preferred Stock and, effective July 25, 2003 Mr. Zech vacated his position as an outside director of the board and has been designated by the holders of the Preferred Stock to fill the second board position reserved for the Preferred shareholders until the expiration of that term in 2004. Each share of Preferred Stock entitles the holder to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible provided, however, that, in determining the number of votes per share of Series A Preferred Stock, the Conversion Price shall be the higher of (a) the Conversion Price then in effect (which is currently approximately 90.909 shares of Common Stock for each share of Preferred Stock), or (b) $1.78. Accordingly, based upon the $1.78 Conversion Price established for voting purposes only, each share of Preferred Stock entitles the holder to vote 56.180 shares of Common Stock, or an aggregate of 7,027,275 votes.

                                VOTING PROCEDURES

            At the Annual Meeting, Mr. Burr will be elected by a plurality of the votes cast by holders of the Preferred Stock in person or, provided a quorum of the Preferred Stock is present, at the Annual Meeting. All other directors will be elected by a plurality of the votes cast by the holders of Common Stock and Preferred Stock, voting together as one class, in person or represented by proxy at the Annual Meeting, provided a quorum is present at the meeting. All other matters to be acted upon at the meeting, will be decided by the majority of the votes cast by the holders of the shares of Common Stock and Preferred Stock, voting together as one class, present in person or represented by proxy at the Annual Meeting, provided a quorum is present. For purposes of the election of Mr. Burr by holders of the Preferred Stock, a quorum will be present at the Annual Meeting if holders of a majority of the votes represented by holders of the Preferred Stock are present in person or represented by proxy at the Annual Meeting. With respect to all other matters, a quorum will be present at the Annual Meeting if the holders of a majority of the outstanding aggregate votes represented by holders of the Common Stock and the Preferred Stock as of the Record Date are present in person or represented by proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent.

            In accordance with applicable law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Based upon the Company's understanding of the requirements of the law of the State of New York and the Certificate of Incorporation and By-laws, as amended (the "By-laws"), of the Company, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter to be voted on. Failures to vote, broker non-votes and abstentions will not be considered "votes cast."

            Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

            The holders of the Preferred Stock represent approximately 57% of the Common Stock and the Preferred Stock, voting together as a single class, outstanding as of the Record Date and eligible to vote at the Annual Meeting, have indicated their intention to vote in favor of the nominees for directors indicated below.

                              ELECTION OF DIRECTORS

            The Company's By-laws provide that the Board of Directors (the "Board") is divided into two classes. Each class is to have a term of two years (the term of each class expiring in successive years) and is to consist, as nearly as possible, of one-half of the number of directors constituting the entire Board. The By-laws provide that the number of directors shall be fixed by the Board of Directors but in any event, shall be no less than seven (7) (subject to decrease by a resolution adopted by the shareholders).

            At the Annual Meeting, a class of three directors will be elected for a two-year term expiring at the Annual Meeting of Shareholders to be held in 2005. Messrs. Vincent P. Abbatecola, Robert L. Burr and Otto C. Morch are the nominees for election to such positions, except that only the holders of the Preferred Stock are entitled to vote for reelection of Mr. Burr. Messrs. Kevin
J. Zugibe, Harry C. Schell, Dominic J. Monetta and Robert M. Zech will not stand for election at the Annual Meeting because their respective terms expire at the Annual Meeting of Shareholders to be held in 2004.

            The holders of the Preferred Stock are entitled to nominate and vote exclusively for up to two directors to the Company's Board. To date, the holders of the Preferred Stock have nominated Robert L. Burr for election at the 2003 Annual meeting of the Shareholders and have appointed Robert M. Zech as a second director who is part of the class of directors whose term expires at the Company's annual meeting in 2004.

            Proxies will be voted for the nominees named below, unless authority is withheld. Should any nominee not be available for election, proxies will be voted for such substitute nominee as may be designated by the Board of Directors. Each of the nominees has indicated to the Board that he will be available.

            The following is information with respect to the nominees for election as directors at the Annual Meeting:

Name                                     Age           Position
----                                     ---           --------

Vincent P. Abbatecola                    56            Director

Otto C. Morch                            69            Director

Robert L. Burr                           52            Director

            Vincent P. Abbatecola has been a director of the Company since June 1994. Mr. Abbatecola is the owner of Abbey Ice & Spring Water Company, Spring Valley, New York, where he has been employed since 1971. Mr. Abbatecola serves as Chairman of the Board of Mid Atlantic Ice Association, an industry trade association.

            Otto C. Morch has been a director of the Company since March 1996. Mr. Morch was Senior Vice President, Commercial Banking, at Provident Savings Bank, F.A., for more than five years until his retirement in December 1997.

            Robert L. Burr has been a Director of Hudson since August 1999. Mr. Burr is a Partner of Windcrest Discovery Investments LLC, an investment management firm, and has a consulting agreement with J.P. Morgan Partners under which he is the lead partner of Fleming US Discovery Partners, L.P., a private equity sponsor affiliated with J.P. Morgan Chase & Co. Fleming US Discovery Partners, L.P. is the general partner of Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. Mr. Burr was employed by J. P. Morgan Chase & Co. from July 1995 to October 2001. From 1992 to 1995, Mr. Burr was head of Private Equity at Kidder, Peabody & Co., Inc. Previously, Mr. Burr served as the Managing General Partner of Morgan Stanley Ventures and General Partner of Morgan Stanley Venture Capital Fund I, L.P. and was a corporate lending officer with Citibank, N.A. Mr. Burr serves on the Board of Directors of Displaytech, Inc. and Impax Laboratories, Inc. .

            The following is information with respect to the directors whose terms of office expire at the Annual Meeting of Shareholders to be held in the year 2004:

Name                     Age        Position
----                     ---        --------

Kevin J. Zugibe          40         Chairman of the Board, Chief Executive
                                    Officer and President

Harry C. Schell          68         Director

Dominic J. Monetta       61         Director

Robert M. Zech           37         Director

            Kevin J. Zugibe, P.E., a founder of the Company, has been Chairman of the Board, President and Chief Executive Officer of the Company since its inception in 1991 and President since July 1999. Since May 1994, Mr. Zugibe has devoted his full business time to the Company's affairs. From May 1987 to May 1994, Mr. Zugibe was employed as a power engineer with Orange and Rockland Utilities, Inc. Mr. Zugibe is a licensed professional engineer, and from December 1990 to May 1994, he was a member of Kevin J. Zugibe & Associates, a professional engineering firm.

            Harry C. Schell has been a director of the Company since August 1998. Mr. Schell has been a private investor since 1994. Mr. Schell served as Chairman, President and Chief Executive Officer of BICC Cables Corporation, a company engaged in the manufacture of wire and cable products, from 1990 to January 1994, and was President and Chief Executive Officer of BICC's predecessor company, Cablec Corporation, from 1984 to 1990. Mr. Schell was President and Chief Executive Officer of Phelps Dodge Cable and Wire Company, a company engaged in the production of wire and cable products, from 1974 to 1984. Mr. Schell serves on the board of directors of the BICC Group and BICC Cables Corporation, Phillips

Cables Limited, National Electrical Manufacturers Association, and the United Way of Rockland County.

            Dominic J. Monetta has been a director of the Company since April 1996. Since August 1993, he has been the President of Resource Alternatives, Inc., a firm providing management and technological solutions to executive managers. From December 1991 to May 1993, Mr. Monetta served as Director of Defense Research and Engineering for the Research and Advanced Technology Office of the United States Department of Defense. From June 1989 to December 1991, he served as the Director of the Office of New Production Reactors of the United States Department of Energy.

            Robert M. Zech has been a Director of Hudson since June 1999. Mr. Zech has been a Partner of Windcrest Discovery Investments LLC, an investment management firm, from its inception in February 2002 and since July 2003 has a consulting agreement with J.P. Morgan Partners with respect to Fleming US Discovery Partners, L.P. From April 1996 to October 2001, Mr. Zech was employed by J.P. Morgan Chase & Co., where he was a Partner of Fleming US Discovery Partners, L.P., the general partner of Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. From 1994 to 1996, Mr. Zech was an Associate with Cramer Rosenthal McGlynn, Inc., an investment management firm. Previously Mr. Zech served as an Associate with Wolfensohn & Co., a mergers & acquisitions advisory firm, and was a Financial Analyst at leveraged buyout sponsor Merrill Lynch Capital Partners, Inc. and in the investment banking division of Merrill Lynch & Co. Mr. Zech serves on the Board of Directors of Displaytech, Inc.

            During the fiscal year ended December 31, 2002 ("Fiscal 2002"), the Board held seven (7) meetings. Each of the current directors attended at least 75% of the total number of meetings of the Board and any Committee of the Board on which he served which was held during the period he served as a director during such year.

Committees of the Board of Directors

            The Company has established a Compensation /Stock Option Committee of the Board of Directors, which is responsible for recommending the compensation of the Company's executive officers and for the administration of the Company's Stock Option Plans. The members of such Committee are Messrs. Abbatecola, Burr, Morch and Zech. The Compensation/Stock Option Committee held 4 meetings during Fiscal 2002. The Company also has an Audit Committee of the Board of Directors, which supervises the audit and financial procedures of the Company. The members of the Audit Committee are Messrs. Abbatecola, Morch and Monetta. Each member of the Audit Committee is an "independent director" within the meaning of Nasdaq Marketplace Rule 4200. The Audit Committee held 3 meetings during Fiscal 2002. The Audit Committee has adopted a written charter, a copy of which was attached as Appendix A to the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on July 27, 2001. The Company also has an Executive Committee of the Board of Directors, which is authorized to exercise the powers of the Board of Directors in the general supervision and control of the business affairs of the Company during the intervals between meetings of the board. The members of the Executive Committee are Messrs. Burr, Schell and Zugibe. The

Company's Occupational, Safety and Environmental Protection Committee, which is responsible for satisfying the Board that the Company's Environmental, Health and Safety policies, plans and procedures are adequate. The members of the Occupational, Safety and Environmental Protection Committee are Messrs. Monetta and Zugibe. The Company does not have a nominating committee of the Board or other Board committee forming similar functions.

Audit Committee Report

            In January 2003, the Audit Committee met with management to review and discuss the audit and the procedures and timing of the audit. In March 2003, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also conducted discussions with the Company's independent auditors, BDO Seidman, LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee ratified its prior recommendation to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

            The Audit Committee-

            Vincent Abbatecola, Otto Morch and Dominic Monetta.

Executive Officers

            In addition to Kevin J. Zugibe, Messrs., Stephen P. Mandracchia, Brian Coleman, Charles F. Harkins, Jr. and James R. Buscemi serve as executive officers of the Company. Executive officers are elected annually and serve at the pleasure of the Board. The following is information with respect to such executive officers:

            James R. Buscemi, 50, has been Chief Financial Officer since December 2002, and served Corporate Controller since coming to the Company in June 1998. Prior to joining the Company, Mr. Buscemi held various financial positions with Avnet, Inc., including Chief Financial Officer of Avnet's electric motors and component part subsidiary, Brownell Electro, Inc.

            Brian F. Coleman, 42, has been President and Chief Operating Officer of the Company since August 21, 2001 and served as Chief Financial Officer of the Company from May 1997 to December 2002. From June 1987 to May 1997, Mr. Coleman was employed by, and since July 1995, was a partner of, BDO Seidman, LLP, the Company's independent auditors.

            Charles F. Harkins, Jr., 41, has been Vice President of Refrigerant Product Services ("RPS") since October 2000, and has served in a variety of capacities since joining the Company in 1992. Prior to joining the Company, Mr. Harkins served in the U.S. Army for 13 years attaining the rank of Staff Sergeant; he is a graduate of the U.S. Army Engineer School and the U.S. Army Chemical School.

            Stephen P. Mandracchia, 44, has been Vice President for the Company since August 2003, and has been Secretary of the Company since April 1995. He served as Vice President of the Company since 1993, as Executive Vice President from 1997 to March 2002, and Vice President of Operation from November 2000 to August 2003. Mr. Mandracchia is responsible for legal and regulatory affairs and human resources for the Company. Mr. Mandracchia was a member of the law firm of Martin, Vandewalle, Donohue, Mandracchia & McGahan, a Great Neck, New York law firm until December 31, 1995 (having been affiliated with such firm since August
1983). Mr. Mandracchia is the brother-in-law of Kevin J. Zugibe.

Section 16(a) Compliance

            Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership ("Reporting Persons") with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

            Based solely on the Company's review of the copies of such forms received by the Company, the Company believes that during the year ended December 31, 2002 all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial shareholders were complied with.

                             EXECUTIVE COMPENSATION

            The following table discloses for the years indicated, the compensation for the Company's Chief Executive Officer, and each other executive officers that earned over $100,000 during the fiscal year ended December 31, 2002 (the "Named Executives").

Summary Compensation Table

                                                                                                      Long Term
                                                                                                      Compensation
                                                                         Annual Compensation(1)       Awards
                                                                         ----------------------       ------------
                                                                                                      Securities
                                                                                                      Underlying
                                                                                                      Options
                                                                                                      ------------
         Name                           Position                Year      Salary           Bonus
         ----                           --------                ----      ------           -----
Kevin J. Zugibe                Chairman of the Board,           2002      $97,371           --         45,000 shares
                               President, Chief Executive       2001      $76,366           --        170,000 shares
                               Officer                          2000      $80,981           --        140,000 shares

Brian F. Coleman               President, Chief Operating       2002      $138,799          --             --
                               Officer and Chief Financial      2001      $138,799          --        100,000 shares
                               Officer                          2000      $138,799         $12,248     37,500 shares

Neil B. Gafarian(2)            Vice President Sales and         2002      $120,000         $37,917     40,000 shares
                               Marketing

Stephen P. Mandracchia         Vice President Operations and    2002      $123,800          --        - - - -
                               Secretary                        2001      $123,800          --         15,000 shares
                                                                2000      $113,415          --         77,500 shares

Charles F. Harkins, Jr.        Vice President RPS               2002      $110,079         $29,976      ----
                                                                2001      $108,852         $68,492     27,500 shares
                                                                2000      $103,289         $10,126     77,500 shares

----------
(1) The value of personal benefits furnished to the Named Executives during 2000, 2001 and 2002 did not exceed 10% of their respective annual compensation.

(2)   Mr. Gafarian's employment with the Company terminated in August 2003.

The Company granted options, which except as otherwise set forth below, vest upon the date of grant to the Named Executives during the fiscal year ended December 31, 2002, as shown in the following table:

Summary of Stock Options Granted to Executive Officers

                                                    Number of        % of Total
                                                    Securities       Options
                                                    Underlying       Granted to
                                                    Options          Employees in     Exercise        Expiration
Name                        Position                Granted          Fiscal Year      Price ($/sh)    Date
----                        --------                -------          -----------      ------------    ----
Kevin J. Zugibe             Chairman and Chief      15,000           9.2%             $2.50           04/18/2007
                            Executive Officer       15,000           9.2%             $1.90           07/01/2007
                                                    15,000           9.2%             $1.40           10/01/2007

Brian F. Coleman            President, Chief        ---              ---              ---             ---
                            Operating Officer

Neil B. Gafarian(1)         Vice President Sales    40,000           24.5%            $2.65           02/13/2007
                            and Marketing

Charles F. Harkins          Vice President RPS      ---              ---              ---             ---

Stephen P. Mandracchia      Executive Vice          ---              ---              ---             ---
                            President and
                            Secretary

----------
(1)   Mr. Gafarian's employment with the Company terminated in August 2003.

      The following table sets forth information concerning the value of unexercised stock options held by the Named Executives at December 31, 2002. No options were exercised by the Named Executives during the fiscal year ended December 31, 2002.

Aggregated Fiscal Year End Option Values

                                                               Number of Securities
                                                               Underlying                          Value of
                                                               Unexercised Options          In-the-money Options
                                                               At December 31, 2002         At December 31, 2002(1)
                                                               --------------------         -----------------------
                               Shares
                               ------
Name                           Acquired on    Value Realized   Exercisable  Unexercisable   Exercisable   Unexercisable
----                           -----------    --------------   -----------  -------------   -----------   -------------
                               Exercise
                               --------
Kevin J. Zugibe
Chairman and                   --                   --           362,668        33,332           --             --
Chief Executive Officer

Brian F. Coleman
President and Chief            --                   --           150,168        13,332           --             --
Operating Officer

Neil B. Gafarian (2)
Vice President Sales and
Marketing                      --                   --            40,000            --           --             --

Charles F. Harkins, Jr.
Vice President RPS             --                   --            94,332         6,668           --             --

Stephen P. Mandracchia
Vice President Operations      --                   --           108,500        10,000           --             --
And Secretary

----------
(1) Year-end values of unexercised in-the-money options represent the positive spread between the exercise price of such options and the year-end market value of the common stock of $.85.

(2)   Mr. Gafarian's employment with the Company terminated in August 2003.

Employment Agreement

      Hudson has entered into a two-year employment agreement with Kevin J. Zugibe, which expires in May 2005 and is automatically renewable for two successive terms. Pursuant to the agreement, effective February 1, 2000, Mr. Zugibe is receiving an annual base salary of $141,000 with such increases and bonuses as the Board may determine. During 2002, the Board of Directors and Mr. Zugibe agreed, at Mr. Zugibe's option, to reduce the cash compensation and issued 45,000 additional stock options to Mr. Zugibe in satisfaction of his annual base salary. Hudson is the beneficiary of a "key-man" insurance policy on the life of Mr. Zugibe in the amount of $1,000,000.

Stock Option Plans

      Hudson has adopted each of an Employee Stock Option Plan (the "1994 Plan") and the 1997 Stock Option Plan (the "1997 Plan") pursuant to which an aggregate of 2,750,000 shares of common stock are currently reserved for issuance upon the exercise of options designated as either (i) options intended to constitute incentive stock options ("ISOs") under the Internal

Revenue Code of 1986, as amended (the "Code"), or (ii) nonqualified options. ISOs may be granted under either of the 1994 Plan or 1997 Plan to employees and officers of Hudson. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of Hudson. Stock appreciation rights may also be issued in tandem with stock options.

      Each of the 1994 Plan and 1997 Plan is intended to qualify under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is administered by the Compensation/Stock Option Committee of the Board of Directors. The Committee, within the limitations of each of the 1994 Plan and 1997 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. Unless sooner terminated, the 1994 Plan will expire on December 31, 2004 and the 1997 Plan will expire on June 11, 2007.

      ISOs granted under either of the 1994 Plan or 1997 Plan may not be granted at a price less than the fair market value of the common stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of Hudson). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of Hudson) may not exceed $100,000. Non-qualified options granted under the 1994 Plan may not be granted at a price less than 85% of the market value of the common stock on the date of grant and new qualified options granted under the 1997 Plan may not be granted at a price less than the par value of our common stock. Options granted under the 1994 Plan and 1997 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of Hudson). Except as otherwise provided by the committee with respect to non-qualified options, all options granted under the 1994 Plan and 1997 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

      As of December 31, 2002, Hudson had options outstanding to purchase 610,000 shares of common stock under the 1994 Plan. During 2000, Hudson granted options to purchase 40,000 shares each to Kevin J. Zugibe, Stephen P. Mandracchia and Thomas P. Zugibe exercisable at $2.375 per share. Such options vest and are fully exercisable as of August 3, 2000. During 2001, Hudson granted options to purchase shares to Kevin J. Zugibe, 50,000 shares; Brian F. Coleman, 20,000 shares; Stephen P. Mandracchia, 15,000 shares; and Thomas P. Zugibe, 20,000 shares, all of which are exercisable at $2.55 per share. Such options vest quarterly in equal amounts over three years, commencing with the first quarter of 2002. In addition, during 2001, in lieu of salary, Hudson also granted options to purchase 15,000 shares to Kevin J. Zugibe exercisable at $2.55 per share, all of which vested and are fully exercisable as of December 13, 2001. During 2001, Hudson also granted options to purchase 80,000 shares to Brian F. Coleman exercisable at $2.55 per share, all of which vested as of December 13, 2001, and which became exercisable as follows: 39,215 on 12/13/01, 39,215 on 12/13/02 and 1,570 on 12/13/03. In
addition, during 2001, Hudson also granted options to certain employees to purchase 20,000 shares exercisable at $2.55 per share. Such options vest quarterly in equal amounts over three years, commencing with the first quarter of 2002. During 2002, Hudson granted options to purchase 40,000 shares to Neil
B. Gafarian exercisable at $2.65 per share. In addition, during 2002, in lieu of salary, Hudson granted options to purchase 45,000 shares to Kevin J. Zugibe exercisable at prices ranging from $1.40 to $2.50 per share. All such options vest immediately and become exercisable at various dates through June 2003.

      As of December 31, 2002, Hudson had options outstanding to purchase 1,152,716 shares of common stock under the 1997 Plan. During 1998, Hudson granted non-qualified options to purchase 40,000, 25,000 and 25,000 shares at an exercise price of $3.00 per share to Kevin J. Zugibe, Stephen P. Mandracchia and Thomas P. Zugibe, respectively. Such options vested on August 31, 1998. In addition, during 1998, Hudson also granted options to purchase 430,666 shares to certain officers, directors and employees, exercisable at prices ranging from $2.50 to $4.375 per share. During 1999, Hudson granted options to purchase 1,000 shares each at an exercise price of $2.00 per share to Kevin J. Zugibe, Stephen
P. Mandracchia and Thomas P. Zugibe, respectively. Such options vested and are fully exercisable as of November 3, 2000; November 3, 1999 and November 3, 1999, respectively. In addition, during 1999, Hudson also granted options to purchase 156,000 shares to certain officers, directors and employees, exercisable at prices ranging from $1.781 to $2.63 per share. During 2000, Hudson granted options to purchase 100,000 shares at an exercise price of $2.375 per share to Kevin J. Zugibe, which options vest at a rate of 50% upon issuance and 50% on the first anniversary date, and which become exercisable as follows: 14,500 on 8/4/00, 27,500 on 11/3/00, 14,500 on 8/4/01, 27,000 on 11/3/01, 14,500 on 8/4/02
and 2,000 on 11/2/02. During 2000, Hudson granted options to purchase 37,500 and 62,500 shares at an exercise price of $2.375 per share to Stephen P. Mandracchia and Thomas P. Zugibe, respectively. Such options vest at a rate of 50% upon issuance and 50% on the first anniversary date. In addition, during 2000, Hudson also granted options to purchase 274,500 shares to certain officers, directors and employees, exercisable at prices ranging from $2.375 to $2.78 per share. During 2001, Hudson granted options to purchase 105,000 shares at an exercise price of $2.375 per share to Kevin J. Zugibe, which options vested and were fully exercisable as of February 7, 2001, as to 60,000 shares, and as of October 23, 2001 as to 45,000 shares. In addition, during 2001, Hudson granted options to purchase 131,000 shares to certain directors and employees ranging from $2.375 to $3.08 per share. Such options vested and were fully exercisable as of the date of issuance. During 2002, Hudson granted options to purchase 10,000 shares to James R. Buscemi exercisable at $1.30 per share. In addition, during 2002, Hudson granted options to purchase 68,400 shares to certain employees at prices ranging from $1.30 to $1.60 per share. All such 2002 option issuances vested and were fully exercisable as of the date of issuance.

Compensation of Directors

      Non-employee directors receive an annual fee of $3,000 and receive reimbursement for out-of-pocket expenses incurred, and an attendance fee of $500 and $250, respectively, for attendance at meetings of the Board of Directors and Board committee meetings. In addition, commencing in August 1998, non-employee directors receive 5,000 nonqualified stock options per year of service under Hudson's Stock Option Plans.

      In addition to the standard annual director's remuneration, Mr. Schell receives $20,000 and 5,000 stock options for serving as a director and a consultant to Hudson. The additional stock options are issued with an exercise price equal to that of the other directors' option grants.

            As of December 31, 2002, Hudson has granted to Harry C. Schell nonqualified options to purchase 40,000 shares of common stock at exercise prices ranging from $2.38 to $3.00 per share. Such options vested and are fully exercisable as of December 31, 2002. Hudson has also granted to each of Dominic
J. Monetta, Otto Morch and Vincent Abbatecola, nonqualified options to purchase 20,000 shares of common stock at exercise prices ranging from $2.38 to $3.00 per share. Such options vested and are fully exercisable as of December 31, 2002. In addition, in connection with the appointment of two of their nominees as members of the Board of Directors, Hudson has granted to Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. nonqualified options to purchase 25,854 and 4,146 shares of common stock, respectively, at an exercise price of $2.38 per share. All such options issued to the directors are vested and fully exercisable at December 31, 2002.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

      The following table sets forth information as of the Record Date based on information obtained from the persons named below, with respect to the beneficial ownership of Hudson's common stock by (i) each person known by Hudson to be the beneficial owner of more than 5% of Hudson's outstanding common stock,
(ii) the Named Executives, (iii) each director of Hudson, and (iv) all directors and executive officers of Hudson as a group:

                                                       Amount and
                                                       Nature of                  Percentage of
                                                       Beneficial                 Common Shares
     Name and Address of Beneficial Owner (1)          Ownership (2)              Owned
     ----------------------------------------          -------------              -----
     Kevin J. Zugibe                                   658,397            (3)     11.6%
     Brian F. Coleman                                  184,878            (4)     3.4%
     Neil B. Gafarian                                  41,875             (5)     *
     Charles F. Harkins                                135,831            (6)     2.5%
     Stephen P. Mandracchia                            368,878            (7)     6.8%
     Vincent P. Abbatecola                             30,000             (8)     *
     Robert L. Burr                                    --                 (9)     *
     Dominic J. Monetta                                35,000             (8)     *
     Otto C. Morch                                     25,600             (8)     *
     Harry C. Schell                                   79,000             (10)    1.5%
     Robert M. Zech                                    5,000              (11)    *
     DuPont Chemical and Energy                        500,000            (12)    8.7%
        Operations, Inc.
     Flemings Funds                                    11,406,352         (13)    68.4%
     All directors and executive officers as a group   1,654,126          (14)    24.5%
     (12 persons)

* = Less than 1%

----------

(1) Unless otherwise indicated, the address of each of the persons listed above is the address of Hudson, 275 North Middletown Road, Pearl River, New York 10965.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not held by any other person) and which are exercisable within 60 days from the Record Date have been exercised. Unless otherwise noted, Hudson believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(3) Includes (i) 1,000 shares which may be purchased at $2.00 per share; (ii) 245,000 shares which may be purchased at $2.375 per share; (iii) 40,002 shares which may be purchased at $2.551 per share; (iv) 15,000 shares which may be purchased at $2.50 per share; (v) 15,000 shares which may be purchased at $1.90 per share; (vi) 15,000 shares which may be purchased at $1.40 per share; (vii) 15,000 shares which may be purchased at $.77 per share; and (vii) 70,500 shares which may be purchased at $1.14 per share under immediately exercisable options.

(4) Includes (i) 1,000 shares which may be purchased at $1.78 per share; (ii) 37,500 shares which may be purchased at $2.375 per share; (iii) 90,002 shares which may be purchased at $2.551 per share; and (iv) 41,376 shares which may be purchased at $1.14 per share under immediately exercisable options.

(5) Represents (i) 40,000 shares which may be purchased at $2.65 per share; and
(ii) 1,875 shares which may be purchased at $1.14 per share under immediately exercisable options.

(6) Represents (i) 55,000 shares which may be purchased at $2.375 per share;
(ii) 5,000 shares which may be purchased at $2.53 per share; (iii) 4,998 shares which may be purchased at $2.55 per share; (v) 20,000 shares which may be purchased at $1.14 per share under immediately exercisable options; and (vi) 50,000 shares which may be purchased at $1.10 per share under immediately exercisable options.

(7) Includes (i) 76,300 shares which may be purchased at $2.375 per share; (ii) 7,500 shares which may be purchased at $2.551 per share; and (iii) 45,000 shares which may be purchased at $1.14 per share under immediately exercisable options.

(8) Includes (i) 5,000 shares which may be purchased at $2.375 per share; (ii) 5,000 shares which may be purchased at $2.785 per share; (iii) 5,000 shares which may be purchased $3.08 per share; and (iii) 5,000 shares which may be purchased at $.85 per share under immediately exercisable options.

(9) Mr. Burr has been appointed a director by the Flemings Funds. Mr. Burr's share ownership excludes all shares of common stock beneficially owned by the Flemings Funds.

(10) Includes (i) 10,000 shares which may be purchased at $2.375 per share; (ii) 10,000 shares which may be purchased at $2.785 per share; (iii) 10,000 shares which may be purchased at $3.08 per share; and (iv) 10,000 shares which may be purchased at $.85 per share under immediately exercisable options.

(11) Mr. Zech has been appointed a director by the Flemings Funds. Mr. Zech's share ownership excludes all shares of common stock beneficially owned by the Fleming Funds, but includes 5,000 shares which may be purchased at $.85 per share under immediately exercisable options that were awarded to him during the period when he was an independent director.

(12) According to a Schedule 13D filed with the Securities and Exchange Commission, DuPont Chemical and Energy Operations, Inc. ("DCEO") and E.I. DuPont de Nemours and Company claim shared voting and dispositive power over the shares. DCEO's address is DuPont Building, Room 8045, 1007 Market Street, Wilmington, DE 19898.

(13) Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P., and their general partner, Fleming US Discovery Partners, L.P. and its general partner, Fleming US Discovery Partners LLC, collectively referred to as ("Flemings Funds") are affiliates. The beneficial ownership of the Flemings Funds assumes the conversion of the Preferred Stock owned by the Flemings Funds (which constitutes all of the outstanding Preferred Stock) to common stock at a conversion rate of $1.10 per share. The holders of shares of the Preferred Stock vote together with the holders of the common stock based upon the number of shares of common stock into which the Preferred Stock is then convertible. Also includes
(i) 10,000 shares which may be purchased at $2.375 per share; (ii) 10,000 shares which may be purchased at $2.785 per share; (iii) 10,000 shares which may be purchased at $3.08 per share; and (iv) 5,000 shares which may be purchased at $.85 per share under immediately exercisable options. Flemings Funds address is c/o JP Morgan Chase & Co., 1221 Avenue of the Americas, 40th Floor, New York, New York 10020, except for Fleming US Discovery Offshore Fund III, L.P. whose address is c/o Bank of Bermuda LTD., 6 Front Street, Hamilton HM11 Bermuda.

(14) Includes exercisable options to purchase 1,014,970 shares of common stock owned by the directors and officers as a group. Excludes 11,406,352 shares beneficially owned by the Flemings Funds.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            In the regular course of its business, the Company purchases refrigerants from and sells refrigerants to DuPont and performs recovery, reclamation, RefrigerantSide(R) Services and other services.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            BDO Seidman, LLP has audited and reported upon the consolidated financial statements of the Company for Fiscal 2002 and has been selected by the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 2003. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                                   AUDIT FEES

            The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for Fiscal 2002 and the reviews of the financial statements included in the Company's Form 10-QSB's for Fiscal 2002 totaled $102,000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

            There were no fees billed to the Company by BDO Seidman, LLP for professional services related to financial information systems design and implementation by BDO Seidman, LLP for Fiscal 2002.

                                 ALL OTHER FEES

            There were no fees billed for services rendered by BDO Seidman, LLP, other than for audit services, described in the preceding two paragraphs.

            The Audit Committee has considered whether the provision of services covered in the preceding two paragraphs is compatible with maintaining BDO Seidman, LLP's independence.

                              SHAREHOLDER PROPOSALS

            Shareholders who wish to present proposals appropriate for consideration at the next Annual Meeting of Shareholders must submit the proposal in proper form, and in satisfaction of the conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this proxy statement not later than July 27, 2004 to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

            After the July 27, 2004 deadline, a shareholder may present a proposal at the Company's next Annual Meeting if it is submitted to the Company's Secretary at the address set forth above no later than October 11, 2004. If timely submitted, the shareholder may present the proposal at the next Annual Meeting but the Company is not obligated to include the proposal in its proxy statement.

                                OTHER INFORMATION

            Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

            A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2002 IS BEING FURNISHED HEREWITH TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE.

            COPIES OF EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED FOR A NOMINAL CHARGE TO SHAREHOLDERS WHO MAKE A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING ADDRESS:

HUDSON TECHNOLOGIES, INC.
275 NORTH MIDDLETOWN ROAD
PEARL RIVER, NEW YORK 10965
ATTENTION: Stephen P. Mandracchia, Secretary

            The Board is not aware of any other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy included herewith to vote such proxy in accordance with their judgment.

                                                By order of the Board
                                                of Directors


                                                Kevin J. Zugibe, P.E.
                                                Chairman of the Board

November 26, 2003

                            HUDSON TECHNOLOGIES, INC.
                            275 North Middletown Road
                           Pearl River, New York 10965

      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 19, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints KEVIN J. ZUGIBE and STEPHEN P. MANDRACCHIA, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") on Friday, December 19, 2003, at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.    ELECTION OF DIRECTORS:

      |_|   FOR all nominees listed below             |_|   WITHHOLD AUTHORITY
            (except as marked to the contrary below).       to vote for all nominees listed below.

      Vincent P. Abbatacola, Robert L. Burr and Otto C. Morch.

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

--------------------------------------------------------------------------------
                                    (Continued and to be signed on reverse side)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.

DATED: ________________________________, 2003

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        -------------------------------------
                                                      Signature

                                        -------------------------------------
                                             Signature if held jointly

 Please mark, sign, date and return this proxy card promptly using the enclosed envelope.